Exhibit 99.1

Crystal River Capital, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE
MONDAY, MAY 12, 2008

Crystal River’s management will host a dial-in teleconference to review its first quarter 2008 financial results on May 13, 2008, at 9:00 a.m. (EDT). The teleconference can be accessed by dialing 888-262-8797 or 913-312-1429 (International). A replay of the recorded teleconference will be available through May 27, 2008. The replay can be accessed by dialing 888-203-1112 or 719-457-0820 (International) and entering passcode 9434871. A live audio webcast of the call will be accessible on the Company's website, www.crystalriverreit.com, via a link from the Investor Relations section. A replay of the audio webcast will be archived in the Investor Relations section of the Company's website.

CRYSTAL RIVER REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

NEW YORK, NY—May 12, 2008—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (NYSE: CRZ) today announced its results for the quarter ended March 31, 2008.

I.	PORTFOLIO HIGHLIGHTS

Crystal River significantly reduced risk in its balance sheet through the sale of its Agency mortgage-backed securities (“MBS”) portfolio and its real estate finance fund investment. These transactions, which settled by April 30, 2008, enabled the Company to:

•	Reduce its debt-to-equity ratio to 5:1
•	Reduce its short-term repurchase debt from $1.3 billion to $28.1 million
•	Pay down its funding facility to less than $50 million drawn

“As we anticipate continued difficulties in the credit markets for the remainder of 2008, we proactively deleveraged the balance sheet and reduced liquidity risk to the Company by selling our Agency MBS portfolio,” said Clifford Lai, Crystal River’s President and Chief Executive Officer. “Following this repositioning, 95.5% of the Company’s total debt was term funded.”

II.	FIRST QUARTER FINANCIAL SUMMARY

Net investment income (defined below) for the quarter ended March 31, 2008 increased to $24.6 million, or $0.99 per share, compared to net investment income of $18.5 million, or $0.74 per share, for the first quarter of 2007 and net investment income of $19.9 million, or $0.80 per share, for the fourth quarter of 2007. The increase over the prior periods was primarily attributable to the decrease in interest expense resulting from lower financing costs on the Company’s floating-rate debt.

Operating earnings (defined below) for the quarter ended March 31, 2008 totaled to $20.1 million, or $0.81 per share, compared to $14.8 million, or $0.59 per share, for the first quarter of 2007 and $17.9 million, or $0.72 per share, for the fourth quarter of 2007.

“Our first quarter operating results benefited from a steepening yield curve and a decline in financing costs on our Agency MBS portfolio,” Mr. Lai added. “We have significantly reduced the risk in our balance sheet to protect our capital during these difficult times. Although the first quarter Agency MBS portfolio sale is expected to reduce operating earnings, we believe we are better positioned for the future.”

The net loss for the quarter ended March 31, 2008, totaled $137.7 million, or $5.56 per share, compared to net income of $7.5 million, or $0.30 per share, for the first quarter of 2007 and a net loss of $250.4 million, or $10.10 per share, for the fourth quarter of 2007. The primary contributors to the first quarter 2008 net loss were impairment charges and mark-to-market adjustments totaling $100.0 million and $43.4 million of realized and unrealized losses on derivatives. Finally, the Company also recorded a $9.1 million loan loss allowance on its real estate loan holdings.

The following table details the Company’s impairment charges and mark-to-market adjustments on its available for sale securities by type and by sector for the quarter ended March 31, 2008:

Impairment charges and mark-to-market adjustments of assets and liabilities:

Securitized Assets and Liabilities:

($ in millions)	Agency MBS		CMBS(4)	Prime RMBS(5)	Subprime RMBS	Liabilities		Total
Cash flows(1)	$	―	$(6.9)	$(27.4)	$(13.8)	$	―	$(48.1)
Yield-spread widening (2)		―	(87.5)	(6.6)	(3.0)		―	(97.1)
MTM(3) assets		―	(0.4)	(0.2)	(0.9)		―	(1.5)
MTM liabilities		―	―	―	―		113.9	113.9
Total	$	―	$(94.8)	$(34.2)	$(17.7)		$113.9	$(32.8)

(1)	Accounting rule EITF 99-20 refers to changes in cash flow assumptions on underlying assets
(2)	Accounting rule EITF 99-20 refers to excessive yield spread widening on underlying assets
(3)	Mark-to-market adjustments under SFAS 159 (“MTM”)
(4)	Commercial mortgage-backed securities (“CMBS”)
(5)	Residential mortgage-backed securities (“RMBS”)

Non-Securitized Assets:

($ in millions)	Agency MBS		CMBS	Prime RMBS	Subprime RMBS	Preferred Stock		Total
Cash flows	$	―	$(0.8)	$(16.6)	$(5.7)	$	―	$(23.1)
Yield-spread widening		―	(30.9)	(7.6)	(4.6)		(1.0)	(44.1)
Total	$	―	$(31.7)	$(24.2)	$(10.3)		$(1.0)	$(67.2)

Crystal River closed out $55 million of its credit default swap (“CDS”) exposure, realizing another $10.4 million loss as a result of widening yield spreads during the first quarter of 2008 in addition to the $19.8 million that was accrued in 2007. Following these transactions, the Company had a total of $20 million of single-name CDS exposure remaining, against which $15.2 million in unrealized losses was accrued as of March 31, 2008.

Dividend Information

Crystal River previously announced that its Board of Directors declared a cash distribution for the quarter ended March 31, 2008 of $0.68 per share. The common stock cash distribution was paid on April 29, 2008 to stockholders of record as of the close of business on March 31, 2008.

Pursuant to REIT requirements, the Company historically has paid regular quarterly cash distributions of all or substantially all of its REIT taxable income to holders of Crystal River’s common stock. In the first quarter of 2008, Crystal River sold its $1.2 billion Agency MBS portfolio and real estate finance fund investment, following which the Company expects its future distributions to be less than previous distributions, as these assets contributed approximately half of Crystal River’s estimated REIT taxable income of $0.63 per share for the quarter ended March 31, 2008.

Crystal River’s dividend level will continue to be determined by the Board of Directors based on a number of factors, including, but not limited to, operating results, economic conditions, capital requirements, taxable income, available tax losses, liquidity, retention of capital and other operating trends.

About Crystal River

Crystal River Capital, Inc. (NYSE: CRZ) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, real estate–related securities, such as commercial and residential mortgage-backed securities, and other alternative asset classes. Crystal River focuses on opportunities across the real estate spectrum. For more information, visit www.crystalriverreit.com.

COMPANY CONTACT
Marion Hayes
Investor Relations
Crystal River Capital, Inc.
(212) 549-8413
mhayes@crystalriverreit.com
[CRZ-F]

III.	CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2008	2007	2007
($ in thousands, except share and per share data)	(unaudited)		(unaudited)
ASSETS
Available for sale securities, at fair value	$355,528	$1,815,246	$2,823,027
Real estate loans	50,768	170,780	252,680
Real estate loans held for sale	107,345	―	―
Commercial real estate, net	233,137	234,763	210,961
Other investments	1,550	37,761	58,115
Intangible assets	79,765	81,174	83,381
Cash and cash equivalents	8,664	27,521	42,586
Restricted cash	27,455	68,706	76,419
Receivables	32,490	31,637	40,166
Due from broker	393,566	―	―
Prepaid expenses and other assets	2,177	540	2,641
Deferred financing costs, net	2,152	10,750	11,223
Derivative assets	10	560	14,195
Total Assets	$1,294,607	$2,479,438	$3,615,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses, and cash collateral payable	$728	$1,817	$3,115
Due to Manager	693	678	4,131
Due to broker	―	―	80,454
Due to affiliate	439	―	―
Dividends payable	16,835	16,828	17,032
Intangible liabilities	76,375	77,745	73,403
Repurchase agreements	408,677	1,276,121	1,989,928
Repurchase agreement, related party	―	―	124,806
Collateralized debt obligations (1)	182,769	486,608	516,895
Junior subordinated notes held by trust that issued trust preferred securities	51,550	51,550	51,550
Mortgage payable	219,380	219,380	198,500
Senior mortgage-backed notes	99,143	99,815	―
Secured revolving credit facility, related party	48,220	67,319	―
Interest payable	3,610	9,256	17,583
Derivative liabilities	53,545	61,729	17,137
Total Liabilities	1,161,964	2,368,846	3,094,534
Commitments and contingencies	―	―	―
Stockholders’ Equity
Preferred stock, par value $0.001 per share;100,000,000 shares authorized, no shares issuedand outstanding	―	―	―
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,704,945, 24,704,945 and 25,021,800 shares issued and outstanding,respectively	25	25	25
Additional paid-in capital	563,064	562,930	566,676
Accumulated other comprehensive loss	(20,135)	(15,481)	(13,145)
Dividends declared in excess of results of operations	(410,311)	(436,882)	(32,696)
Total Stockholders’ Equity	132,643	110,592	520,860
Total Liabilities and Stockholders’ Equity	$1,294,607	$2,479,438	$3,615,394

(1) Fair value at March 31, 2008 and cost at December 31, 2007 and March 31, 2007

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
($ in thousands, except share and per share data)	March 31, 2008	Dec. 31, 2007	March 31, 2007

Revenues
Interest income – available for sale securities	$39,937	$40,158	$50,204
Interest income – real estate loans	2,612	3,839	4,325
Other interest and dividend income	669	1,513	2,700
Total interest and dividend income	43,218	45,510	57,229
Rental income, net	5,662	5,554	548
Total revenues	48,880	51,064	57,777

Expenses
Interest expense	24,268	31,579	40,119
Management fees, related party	667	781	2,353
Professional fees	668	1,061	782
Depreciation and amortization	3,022	3,023	311
Incentive fees, related party	―	―	124
Insurance expense	330	264	82
Directors’ fees	153	182	162
Public company expense	111	65	71
Commercial real estate expenses	417	334	10
Provision for loan loss on real estate loans	9,063	4,500	―
Other expenses	129	122	88
Total expenses	38,828	41,911	44,102

Other revenues (expenses)
Realized net gain (loss) on sale of securities available for sale, real estate loans, and other investments	(3,785)	(376)	1,620
Realized and unrealized loss on derivatives	(43,382)	(45,100)	(8,609)
Impairments on available for sale securities	(67,154)	(213,945)	(635)
Net change in assets and liabilities under fairvalue option	(32,848)	―	―
Foreign currency exchange gain	―	―	502
Income (loss) from equity investments	(40)	431	849
Other	(529)	(577)	142
Total other expenses	(147,738)	(259,567)	(6,131)

Net income (loss)	$(137,686)	$(250,414)	$7,544

Net income (loss) per share – basic and diluted	$(5.56)	$(10.10)	$0.30
Weighted average number ofshares outstanding:
Basic and diluted	24,750,048	24,783,624	25,043,565
Dividends declared per share ofcommon stock	$0.68	$0.68	$0.68

Net Investment Income (Unaudited)

	Three months ended
($ in thousands, except share and per share data)	March 31, 2008	Dec. 31, 2007	March 31, 2007

Total interest and dividend income	$43,218	$45,510	$57,229
Rental income, net	5,662	5,554	548
(Loss) income from equity investments	(40)	431	849
Interest expense	(24,268)	(31,579)	(40,119)

Net investment income	$24,572	$19,916	$18,507
Net investment income per share	$0.99	$0.80	$0.74
Weighted average number of shares outstanding:
Basic and diluted	24,750,048	24,783,624	25,043,565

Reconciliation of Net Income (Loss) to Operating Earnings (Unaudited)

	Three months ended
($ in thousands, except share and per share data)	March 31, 2008	Dec. 31, 2007	March 31, 2007

Net income (loss)	$(137,686)	$(250,414)	$7,544
Realized net (gain) loss on sale of securitiesavailable for sale, real estate loans,and other investments	3,785	376	(1,620)
Realized and unrealized loss on derivatives	43,382	45,100	8,609
Impairments on available for sale securities	67,154	213,945	635
Net change in assets and liabilities under fairvalue option	32,848	―	―
Provision for loan loss on real estate loans	9,063	4,500	―
Foreign currency exchange gain	―	―	(502)
Depreciation and amortization	3,022	3,023	311
Cash settlements on economic hedges that didnot qualify for hedgeaccounting treatment	(2,044)	801	(8)
Other	529	577	(142)

Operating earnings	$20,053	$17,908	$14,827
Operating earnings per share	$0.81	$0.72	$0.59
Weighted average number of shares outstanding:
Basic and diluted	24,750,048	24,783,624	25,043,565

Comprehensive Loss (Unaudited)

	Three months ended
($ in thousands)	March 31, 2008	December 31, 2007	March 31, 2007

Net income (loss)	$(137,686)	$(250,414)	$7,544

Changes in OCI- securities available for sale (1)	(7,983)	96,333	(21,113)
Unrealized loss on effective cash flow hedges	(4,128)	(18,299)	(2,116)
Realized and unrealized (gain) loss on cash flow hedges	8,982	(3,211)	(2,738)
Amortization of net (gain) loss on cash flowhedges into interest expense	145	(511)	(390)
Comprehensive loss	$(140,670)	$(176,102)	$(18,813)

(1)	Represents reclassification from OCI (“Other Comprehensive Income”) to impairments on available for sale securities

Reconciliation of Net Loss to Estimated REIT Taxable Income (Unaudited)

(in thousands, except share and per share data)	Three months ended March 31, 2008

GAAP net loss	$(137,686)

Adjustments to GAAP net loss:
Net loss of taxable REIT subsidiary	495
Share-based compensation	(182)
Net tax adjustments related to interest income	(2,621)
Book derivative loss in excess of tax loss	12,875
Capital-loss limitation	34,033
Impairment losses not deductible for tax purposes	67,154
Net change in assets and liabilities under fair value option	32,848
Loan loss allowance not deductible for tax purposes	9,063
GAAP-to-tax difference on rent escalation and lease amortization	(381)
Other	(22)
Net adjustments from GAAP net loss to estimated REITtaxable income	153,262
Estimated REIT taxable income	15,576
Weighted average number of shares outstanding:
Basic and diluted	24,750,048
Estimated REIT taxable income per share of common stock	$0.63

IV.       SUPPLEMENTAL INFORMATION

Total Investment Portfolio at March 31, 2008

The following table summarizes the Company’s investment portfolio at March 31, 2008, December 31, 2007, and March 31, 2007:

	March 31, 2008			December 31, 2007		March 31, 2007
($ in millions)	Carrying Value		% Total	Carrying Value	% Total	Carrying Value	% Total
Available for sale securities
Agency MBS	$	―	―	$1,246.7	55.2%	$2,010.8	60.1%
CMBS		271.1	36.2%	399.4	17.7%	493.3	14.8%
Prime RMBS		56.3	7.5%	115.7	5.1%	165.8	5.0%
Subprime RMBS		28.0	3.7%	52.7	2.3%	104.9	3.1%
ABS (1)		―	―	―	―	44.2	1.3%
Preferred stock		0.1	0.0%	0.7	0.1%	4.0	0.1%
Direct real estate loans
Construction loans		16.4	2.2%	20.9	0.9%	20.4	0.6%
Mezzanine loans		31.9	4.3%	31.9	1.4%	31.9	1.0%
Whole loans (2)		109.8	14.7%	118.0	5.2%	200.4	6.0%
Real estate finance fund		―	―	36.2	1.6%	―	―
Commercial real estate–owned		233.1	31.2%	234.8	10.4%	211.0	6.3%
Other		1.6	0.2%	1.6	0.1%	58.1	1.7%
Total		$748.3	100.0%	$2,258.6	100.0%	$3,344.8	100.0%

(1) Asset-backed securities (“ABS”)
(2) Includes 13 loans in the amount of $107.3 million as held for sale

First Quarter 2008 Securities Roll-Forward Table

The table below details the impact of purchases and sales, principal paydowns, premium and discount amortization, and adjustments to market value on our available for sale securities during the first quarter of 2008:

($ in millions)	Agency MBS		CMBS	Prime RMBS	Subprime RMBS	Preferred Stock	Total Portfolio
Carrying Value December 31, 2007		$1,246.7	$399.4	$115.7	$52.7	$0.7	$1,815.2
Sales		(1,178.0)	(4.1)	―	―	―	(1,182.1)
Principal paydowns		(60.4)	(0.6)	(2.8)	(0.1)	―	(63.9)
Amortization		(0.4)	3.1	1.9	3.6	―	8.2
Market value adjustments:
Non-securitized assets		―	(31.7)	(24.2)	(10.3)	(1.0)	(67.2)
OCI		(7.9)	(0.2)	(0.1)	(0.2)	0.4	(8.0)
Securitized assets		―	(94.8)	(34.2)	(17.7)	―	(146.7)
Carrying Value March 31, 2008	$	―	$271.1	$56.3	$28.0	$0.1	$355.5

Commercial Real Estate (“CRE”) Investment Portfolio

At March 31, 2008, Crystal River’s CRE investment portfolio totaled $236.5 million. The CRE portfolio consisted of three high-quality office buildings 100% leased on a triple-net basis to JPMorgan Chase. The buildings are financed with long-term fixed-rate mortgage loans.

CRE investment portfolio at March 31, 2008:

Location	Tenant	Year of Lease Expiry	Total Area (000s Sq. Ft.)	Book Value (1) (Millions)	Debt (Millions)	Net Book Equity (Millions)
Houston, Texas	JPMorgan Chase	2021	428.6	$61.7	$53.4	$8.3
Arlington, Texas	JPMorgan Chase	2027	171.5	21.8	20.9	0.9
Phoenix, Arizona	JPMorgan Chase	2021	724.0	153.0	145.1	7.9
Total CRE			1,324.1	$236.5	$219.4	$17.1

(1)	Book Value includes intangible assets and intangible liabilities, but excludes rent-enhancement receivables

Real Estate Loan Investment Portfolio

At March 31, 2008, Crystal River’s real estate loan portfolio, which consists of mezzanine loans, B Notes, construction loans, and whole loans, totaled $158.1 million and had a weighted average interest rate of 7.3%. Crystal River also recorded a $9.1 million loan loss allowance on its real estate loan holdings during the quarter ended March 31, 2008. Included in this charge is a $6.6 million mark-to-market adjustment resulting from Crystal River’s re-classification of $107.3 million of its real estate loan portfolio as held for sale.

Real estate loan portfolio at March 31, 2008:

($ in millions)	# of Loans	Carrying Value	Weighted Average
			Interest Rate	Years to Maturity
Whole loans(1)	14	$ 109.8	5.7%	7.2
Construction loans	2	16.4	12.0%	0.2
Mezzanine loans	3	31.9	9.4%	6.8
Total Real Estate Loans	19	$ 158.1	7.2%	6.1

(1)	Includes 13 loans in the amount of $107.3 million designated as held for sale

CMBS Investment Portfolio

At March 31, 2008, Crystal River’s CMBS portfolio totaled $271.1 million and had an average credit rating of B+. The weighted average debt service coverage ratio (“DSCR”), which measures the amount of cash flow available to meet annual interest and principal payments on debt, was 1.53 and the weighted average loan-to-value ratio (“LTV”) ratio was 68.7%. During the quarter, the Company sold $4.1 million of CMBS.

CMBS portfolio at March 31, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Book Yield(1)	Term (Yrs)
BBB	$ 124.4	$ 124.4	18.0%	8.5
BB	66.3	66.3	21.5%	8.7
B	39.3	39.3	25.7%	9.5
Below B	41.1	41.1	29.2%	10.3
Total CMBS	$ 271.1	$ 271.1	21.7%	8.9

(1)	Book yield is the calculated internal rate of return based on amortized cost and expected loss-adjusted cash flows

Agency MBS Investment Portfolio

During the first quarter of 2008, Crystal River sold approximately $1,178.0 million of Agency MBS for cash proceeds totaling approximately $1,176.1 million, which after repayment of debt and return of margin cash provided net cash of approximately $38.3 million and incurred a realized loss of approximately $1.9 million. Some of these trades settled subsequent to the end of the first quarter of 2008.

The table below provides information related to the sale of Crystal River’s Agency MBS investment portfolio: (1)

($ in millions)	Amortized Cost at Date of Sale	Cash Proceeds	Realized Net Gain (Loss)	Cash Proceeds	Repurchase Debt Financing Repaid	Net Cash
3/1 hybrid adjustable rate	$225.2	$225.4	$0.2	$225.4	$215.3	$10.1
5/1 hybrid adjustable rate	952.8	950.7	(2.1)	950.7	922.5	28.2
Total Agency MBS	$1,178.0	$1,176.1	$(1.9)	$1,176.1	$1,137.8	$38.3

(1) Some of these trades settled subsequent to the end of the first quarter of 2008

Prime RMBS Investment Portfolio

At March 31, 2008, Crystal River's prime RMBS portfolio totaled $56.3 million and had an average credit rating of B.

Prime RMBS portfolio at March 31, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Book Yield	Term (Yrs)
BBB	$9.1	$9.1	21.9%	4.2
BB	14.4	14.4	49.3%	6.0
B	23.8	23.8	85.2%	6.4
Below B	8.9	9.0	169.6%	3.8
Total Prime RMBS	$56.2	$56.3	79.1%	5.5

Subprime RMBS Investment Portfolio

At March 31, 2008, Crystal River's subprime RMBS portfolio totaled $28.0 million. Of that amount, $21.4 million was from the 2005 vintage, $5.6 million was from the 2006 vintage and $1.0 million was from the 2007 vintage. The subprime RMBS securities had an average credit rating of BB-.

Subprime RMBS portfolio at March 31, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Book Yield	Term (Yrs)
BBB	$9.7	$9.8	21.85	2.5
BB	4.0	4.0	39.0%	0.8
B and below	14.1	14.2	37.4%	1.4
Total Subprime RMBS	$27.8	$28.0	32.2%	1.7

GAAP Book Value

Effective January 1, 2008, Crystal River adopted Statement of Financial Accounting Standards (“SFAS”) 159, a new fair-value accounting standard that permits the Company to carry both the assets and liabilities of its two CDO entities at their fair values going forward. As a result, all unrealized gains and losses on the available for sale securities held within the Company’s CDOs, the corresponding CDO liabilities, and swaps previously designated as a hedge are recorded directly into earnings in the Company’s consolidated statements of operations. Under SFAS 159, the Company had a one-time cumulative-effect balance sheet adjustment of $181.1 million. The amount reflects the initial application of the standard. Due to the continued widening of yield spreads and the resulting market value adjustments to the carrying value of the Company’s available for sale securities, GAAP common equity book value per share was $5.37 at March 31, 2008.

Financing

In connection with the Company’s Agency MBS disposition, Crystal River raised net cash of $38.3 million, reduced the borrowings against its funding facilities to $48.2 million, and reduced its repurchase debt outstanding from $1.3 billion at year-end to $28.1 million after trade settlement. The Company has and will continue to work to match-fund its assets and liabilities. Following the settlement of the Agency MBS sale in late April, 95.5% of Crystal River’s debt was term-financed through CDO debt, other term debt, and funding facilities.

Financing Details – Asset Side

The table below summarizes the breakdown of our available for sale securities between assets held by non-recourse securitization subsidiaries financed by CDO debt and assets held directly at March 31, 2008:

($ in millions)	Consolidated Carrying Value		Securitized Assets		Non-securitized Assets
Agency MBS	$	―	$	―	$	―
CMBS		271.1		209.7		61.4
Prime RMBS		56.3		28.0		28.3
Subprime RMBS		28.0		18.3		9.7
ABS		―		―		―
Preferred Stock		0.1		―		0.1
Total		$355.5		$256.0		$99.5

Financing Details – Liability Side

The following table shows the Company’s available for sale securities, real estate loans, and other investments as of March 31, 2008, and the different lines used to finance such assets, categorized by (i) CDO debt, (ii) other term debt, such as mortgage loans on commercial real estate and trust preferred securities, (iii) funding facilities, which include warehouse lines and term bank facilities, and (iv) reverse repurchase agreements:

	Assets	Debt
($ in millions)	Carrying Value	CDO Debt (1)	Other Term Debt		Funding Facilities	Repurchase Agreements

CMBS	$271.1	$156.7	$	―	$0.4	$25.4
Prime RMBS	56.3	15.8		―	13.3	1.9
Subprime RMBS	28.0	10.3		―	0.7	0.8
CDO Notes	―	―		―	2.0	―
Preferred Stock	0.1	―		―	0.3	―
Real estate loans	158.1	―		99.1	24.5	―
Commercial real estate	233.1	―		219.4	6.0	―
Real Estate Finance Fund	―	―		―	―	―
Trust Preferred Securities	―	―		51.6	―	―
Other (2)	1.6	―		―	1.0	―

Subtotal	$748.3	$182.8		$370.1	$48.2	$28.1

Agency MBS (3)	―	―		―	―	380.6

Total	$748.3	$182.8		$370.1	$48.2	$408.7

(1)	CDO debt has been allocated based upon the asset mix within the Company’s CDOs
(2)
The $1 million in debt under Funding Facilities is a retained portion of preferred equity in one of Crystal River’s CDOs. This amount is eliminated upon consolidation of our balance sheet, and hence is not included in the Asset Carrying Value

(3)	These trades settled in April 2008; assets are contained in “due from broker” on Crystal River’s balance sheet; after trade settlement, the Agency MBS repurchase balance was repaid

V.	OTHER INFORMATION

The Company will file its Form 10-Q for the quarter ended March 31, 2008 with the Securities and Exchange Commission on Monday, May 12, 2008. Please read the Form 10-Q carefully as it contains Crystal River’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-Q also will be made available under the Investor Relations section of Crystal River’s website at www.crystalriverreit.com.

Definition of Operating Earnings

This press release and accompanying financial information make reference to operating earnings on a total and per share basis. The Company considers its operating earnings to be income after operating expenses and loan loss provisions but before realized and unrealized gains and losses, hedge ineffectiveness, foreign currency exchange impact, loss on impairment of assets and commercial real estate depreciation and amortization. The Company believes operating earnings provides useful information to investors because it views operating earnings as an effective indicator of the Company’s profitability and financial performance over time. Operating earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates, expected losses on credit-sensitive positions and the return on the Company’s investments as the underlying assets are carried at estimated fair value. The Company has provided the components of operating earnings and a full reconciliation from net income (loss) to operating earnings with the financial statements accompanying this press release. Operating earnings is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Net Investment Income

This press release and accompanying financial information make reference to net investment income on a total and per share basis. The Company considers its net investment income to be total revenues including income from equity investments less interest expense. The Company believes net investment income provides useful information to investors because it represents the largest component of the Company’s operating earnings, which management believes is an effective indicator of the Company’s profitability and financial performance over time. The Company provides the components of net investment income with the financial statements accompanying this press release. Net investment income is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Estimated REIT Taxable Income

Estimated REIT taxable income is a non-GAAP financial measure and does not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Estimated REIT taxable income excludes the undistributed taxable income of Crystal River’s domestic taxable REIT subsidiary. This non-GAAP financial measure is important to Crystal River and its stockholders because, as a real estate investment trust, we are required to pay substantially all of our REIT taxable income in the form of distributions to our stockholders and estimated REIT taxable income is an effective indicator of the total amount of REIT taxable income available for distributions. Because not all REITs use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly titled measures prepared and reported by other companies. The Company provides a full reconciliation from net loss to estimated REIT taxable income with the financial statements accompanying this press release.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which we filed with the SEC on March 13, 2008, and the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended March 31, 2008, which we expect to file with the SEC on May 12, 2008. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.